UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 6, 2008
PolyOne Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
PolyOne Center, 33587 Walker Rd.
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(440) 930-1000
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 6, 2008, PolyOne Corporation’s Compensation and Governance Committee of the Board of Directors (the “Committee”) approved awards of Stock Appreciation Rights, Performance Units and Restricted Stock Units under PolyOne’s 2005 Equity and Performance Incentive Plan to key employees of PolyOne, including certain named executive officers. Pursuant to such approval, PolyOne granted the following awards to the named executive officers of PolyOne:

		Number of Targeted
		Performance Units ($)
		(assumes 100%	Number of
	Number of Stock	attainment of	Restricted Stock
Name	Appreciation Rights	performance goals)	Units
Stephen D. Newlin	286,800	1,032,000	114,700
Bernard Baert	31,200	152,700	12,600
Kenneth M. Smith	31,200	117,400	12,600
W. David Wilson	32,600	175,700	13,100

     Stock Appreciation Rights have a term of seven years and a base price equal to $6.765. Stock Appreciation Rights vest in 1/3 increments on each of the first three anniversaries of the date of grant. Upon exercise, Stock Appreciation Rights will be settled in PolyOne common shares. Performance Units are earned based upon the achievement, over a three-year period, of performance goals relating to earnings per share. Performance Units are denominated, and pay out, solely in cash. Restricted Stock Units are settled in PolyOne common shares and vest on the third anniversary of the date of grant.
     PolyOne will enter into award agreements with each of the executive officers named above for the Stock Appreciation Rights, the Performance Units and the Restricted Stock Units.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 7, 2008

POLYONE CORPORATION
By:	/s/ Lisa K. Kunkle
	Name:	Lisa K. Kunkle
	Title:	Vice President, General Counsel and Secretary

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